Perma-Fix Environmental Services, Inc.

Dear Mr. Strauss:

     This letter agreement ("Letter Agreement@) is to provide the terms and conditions under which RBB Bank Aktiengesellschaft, a bank organized under the laws of Austria ("RBB Bank") as agent for certain of its clients, shall loan $3,000,000 to Perma-Fix Environmental Services, Inc., a Delaware corporation ("PESI").

Loan.
_____
     Subject to and upon the terms and conditions contained herein, RBB Bank agrees to make a term loan (the "Loan") to PESI in the aggregate principal amount of $3,000,000. RBB Bank shall deliver to PESI $3,000,000 in cash on or before Tuesday, August 29, 2000 (the "Closing Date"). The terms of the loan shall be as set forth in the Promissory Note, dated the Closing Date, executed by PESI (the "Note").

Loan Fee.
________
     In order to induce RBB Bank into granting the Loan, PESI has agreed to pay RBB Bank a fee of $15,000, which shall be deducted from the proceeds of the Loan prior to delivery of such proceeds to PESI.

Warrants.
________
     Initial Warrants. In order to induce RBB Bank into granting the Loan, PESI has agreed to issue to RBB Bank certain warrants, having a term of three (3) years, allowing the purchase of up to 150,000 shares of PESI Common Stock, par value $.001 per share (the "Common Stock"), at an exercise price of $1.50 per share and containing a cashless exercise provision.

     Two Month Warrants. If all principal and accrued and unpaid interest under the Loan is not paid in full by 5:00 p.m. New York time on October 30, 2000, then PESI shall issue to RBB Bank certain warrants, having a term of three
(3) years, allowing the purchase of up to an additional 5,000 shares of Common Stock for each $100,000 of principal remaining unpaid under the Note at 5:00 p.m. New York time on October 30, 2000, or a maximum of 150,000 shares of Common Stock if no principal has been repaid under the Note, at an exercise price equal to the closing market price of the Common Stock on the National Association of Securities Dealers Automated Quotation System SmallCap Market ("NASDAQ") on October 30, 2000.

     Collectively, the warrants are hereinafter referred to as the "Warrants," the shares of Common Stock which may be issued upon exercise of such Warrants are hereinafter referred to as the "Warrant Shares."

Common Stock.
____________
     If all principal and accrued and unpaid interest under the Loan is not paid in full by 5:00 p.m. New York time on November 29, 2000, then PESI shall issue to RBB Bank a certain number of shares of Common Stock, with the number of shares determined by dividing $300,000 by the closing market price of the Common Stock on the NASDAQ on such date, if shares of Common Stock have been traded on the NASDAQ on such date, or on the most recent trading date, if shares of Common Stock have not been traded on the NASDAQ on such date.

     If all principal and accrued and unpaid interest under the Loan is not paid in full by 5:00 p.m. New York time on the 29th day of each month thereafter, then PESI shall issue to RBB Bank a certain additional number of shares of Common Stock, with the number of shares determined by dividing $300,000 by the closing market price of the Common Stock on the NASDAQ on such date, if shares of Common Stock have been traded on the NASDAQ on such date, or on the most recent trading date, if shares of Common Stock have not been traded on the NASDAQ on such date.

     Collectively, the shares of Common Stock which may be issued under this "Common Stock" Section are hereinafter referred to as the "Issuable Shares."

     The Warrants shall be executed by both PESI and RBB Bank and shall contain appropriate investment representations, warranties and covenants. The issuance of the Warrants, Warrant Shares and Issuable Shares are subject to appropriate corporate, NASDAQ and regulatory authority approval.

Use of Proceeds.
________________
     PESI  may  use  the  proceeds  of  the  Loan  for   the
acquisition of Diversified Scientific Services, Inc. and for any other purposes which it deems appropriate in the best interest of PESI.

Reporting Company.
_________________
     Although the Warrants, the Warrant Shares and the Issuable Shares (collectively, the "Securities") shall not be registered under federal or state securities laws or any rules or regulations promulgated thereunder. PESI is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has filed with the Securities and Exchange Commission (the "SEC") all reports required to be filed by PESI under Section 13 or 15(d) of the Exchange Act. RBB Bank has had the opportunity to review, and has reviewed, all such reports and information which RBB Bank deemed material to an investment decision regarding the purchase of the Securities.

Restrictive Legends.
___________________
     RBB Bank agrees that, subject to the provisions herein, all certificates representing the Securities shall bear a restrictive legend which shall include, but not be limited to, a legend to the effect that (a) the Securities represented by such certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and (b) unless there is an effective registration statement relating to the Securities, the Securities may not be offered, sold, transferred, mortgaged, pledged or hypothecated without an exemption from registration and an opinion of counsel to PESI with respect thereto, or an opinion from counsel for RBB Bank, which opinion is satisfactory to PESI, to the effect that registration under the Securities Act is not required in connection with such sale or transfer and the reasons therefor. The legend on all such certificates shall make reference to the registration rights set forth herein.

Representations, Warranties and Covenants of RBB Bank.
______________________________________________________
     RBB Bank hereby represents, warrants and covenants to PESI as follows:

     Investment Intent.
     _________________
         RBB   Bank   represents  and  warrants   that   the
          Securities are being purchased or acquired solely to be held by RBB Bank as agent for certain of its clients who have provided to RBB Bank the $3,000,000 described in this Letter Agreement. RBB Bank=s own account, for investment purposes only and not with a view toward the distribution or resale to others. RBB Bank acknowledges, understands and appreciates that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in large part, upon RBB Bank=s representations as to investment invention, investor status, and related and other matters set forth herein.

     Certain Risk.
     _____________
          RBB Bank recognizes that the purchase of the Securities involves a high degree of risk in that
          (a) PESI has sustained losses from its operations, and may require substantial funds in addition to the proceeds of this private placement; (b) that PESI has a substantial accumulated deficit; (c) an investment in PESI is highly speculative and only investors who can afford the loss of their entire investment should consider investing in PESI and the Securities; (d) an investor may not be able to liquidate his investment; (e) transferability of the Securities is extremely limited; (f) in the event of a disposition an investor could sustain the loss of his entire investment; (g) the
          Warrants represent the right to exercise and purchase shares of voting equity securities in a corporate entity that has an accumulated deficit;
          (h) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of PESI, has been promised, assured, represented or warranted by PESI, or by any director, officer, employee, agent or representative thereof; and,
          (i) while the Common Stock is presently quoted and traded on the Boston Stock Exchange and the NASDAQ and while RBB Bank is a beneficiary of certain registration rights provided herein, the Securities subscribed for and that are purchased under this Letter Agreement (i) are not registered under applicable federal (U. S.) or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described herein, and (ii) the Securities subscribed for and that are to be purchased under this Letter Agreement are not quoted, traded or listed for trading or quotation on the NASDAQ, or any other organized market or quotation system, and there is therefore no present public or other market for the Securities, nor can there be any assurance that the Common Stock of PESI will continue to be quoted, traded or listed for trading or quotation on the Boston Stock Exchange or the NASDAQ or on any other organized market or quotation system.

     Prior Investment Experience.
     ____________________________
          RBB Bank acknowledges that it has prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by PESI to it and to evaluate the merits and risks of such an investment on its behalf, and that it recognizes the highly speculative nature of this investment.

     No Review by the SEC.
     ____________________
          RBB Bank hereby acknowledges that this offering of the Securities has not been reviewed by the SEC because this private placement is intended to be a nonpublic offering pursuant to Sections 4(2) and/or 3(b) of the Securities Act and/or Regulation D promulgated under the Securities Act.

     Not Registered.
     _______________
          RBB Bank understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon RBB Bank's investment intention. In this connection, RBB Bank understands that it is the position of the SEC that the statutory basis for such exemption would not be present if its representation merely meant that its present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, for a market rise (assuming that a market develops), or for any other fixed period.

     No Public Market.
     ________________
          RBB Bank understands that there is no public market for the Warrants. RBB Bank understands that although there is presently a public market for the Common Stock, including the Warrant Shares and the Issuable Shares, Rule 144 (the "Rule") promulgated under the Securities Act requires, among other conditions, a one-year holding period following full payment of the consideration therefor prior to the resale (in limited amounts) of securities acquired in a nonpublic offering without having to satisfy the registration requirements under the Securities Act. RBB Bank understands that PESI makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Exchange Act, or its dissemination to the public of any current financial or other information concerning PESI, as is required by the Rule as one of the conditions of its availability. RBB Bank understands and hereby acknowledges that PESI is under no obligation to register the Securities or under the Securities Act, except as set forth herein. RBB Bank agrees to hold PESI and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by RBB Bank contained herein or any sale or distribution by RBB Bank in violation of the Securities Act or any applicable state securities or "blue sky" laws (collectively, "Securities Laws").

     Sophisticated Investor.
     ______________________
          RBB Bank hereby acknowledges and asserts that (a) RBB Bank has adequate means of providing for RBB Bank's current financial needs and possible contingencies and has no need for liquidity of RBB Bank's investment in the Securities; (b) RBB Bank is able to bear the economic risks inherent in an investment in the Securities and that an important consideration bearing on its ability to bear the economic risk of the purchase of Securities is whether RBB Bank can afford a complete loss of RBB Bank's investment in the Securities and RBB Bank represents and warrants that RBB Bank can afford such a complete loss; and (c) RBB Bank has such knowledge and experience in business, financial, investment and banking matters (including, but not limited to, investments in restricted, non-listed and non-registered securities) that RBB Bank is capable of evaluating the merits, risks and advisability of an investment in the Securities.

     Tax Consequences.
     _________________
          RBB Bank acknowledges that PESI has made no representation regarding the potential or actual tax consequences for RBB Bank which will result from entering into and consummating the Letter Agreement. RBB Bank acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding the Letter Agreement.

     SEC Filing.
     __________
          RBB Bank acknowledges that it has been previously furnished with true and complete copies of the following documents which have been filed with the SEC pursuant to Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act, and that such have been furnished to RBB Bank a reasonable time prior to the date hereof: (a) PESI's Form 10-K for the year ended December 31, 1999, (b) PESI's Form 10-Q for the quarter ended March 31, 2000, and (c) PESI's Form 10-Q for the quarter ended June 30, 2000.

     Documents, Information and Access.
     __________________________________
          RBB Bank's decision to purchase the Securities is not based on any promotional, marketing or sales materials, and RBB Bank and its representatives have been afforded, prior to purchase thereof, the opportunity to ask questions of, and to receive answers from, PESI and its management, and has had access to all documents and information which RBB Bank deems material to an investment decision with respect to the purchase of Securities hereunder.

     No Registration, Review or Approval
     ____________________________________
                RBB  Bank acknowledges and understands  that
          the private offering and sale of Securities pursuant to this Letter Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Securities Laws. RBB Bank acknowledges, understands and agrees that the Shares are being offered and exchanged hereunder pursuant to a private placement exemption to the registration provisions of the Securities Act pursuant to Section 3(b) and/or Section 4(2) of such Securities Act and/or Regulation D promulgated under the Securities Act.

     Transfer Restrictions.
     _____________________
         RBB   Bank   will   not  transfer  any   Securities
          purchased under this Letter Agreement unless such Securities are registered under the Securities Laws, or unless an exemption is available under such Securities Laws, and PESI may, if it chooses, where an exemption from registration is claimed by RBB Bank, condition any transfer of Securities out of RBB Bank's name upon an opinion of PESI's counsel, to the effect that the proposed transfer is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws, or an opinion of counsel to RBB Bank, which opinion is satisfactory to PESI, to the effect that registration under the Securities Act is not required in connection with such sale or transfer and the reasons therefor.

     Reliance.
     _________
          RBB Bank understands and acknowledges that PESI is relying upon all of the representations,
          warranties,       covenants,       understandings,
          acknowledgments and agreements contained in this Letter Agreement in determining whether to accept this subscription and to sell and issue the Securities to RBB Bank.

     Accuracy or Representations and Warranties.
     ___________________________________________
                 All  of  the  representations,  warranties,
          understandings and acknowledgments that RBB Bank has made herein are true and correct in all material respects as of the date of execution hereof. RBB Bank will perform and comply fully in all material respects with all covenants and agreements set forth herein, and RBB Bank covenants and agrees that until the acceptance of this Letter Agreement by PESI, RBB Bank shall inform PESI immediately in writing of any changes in any of the representations or warranties provided or contained herein.

     Indemnity.
     __________
                RBB Bank hereby agrees to indemnify and hold
          harmless PESI, and its successors and assigns, from, against and in all respects of any demands, claims, actions or causes of action, assessments, liabilities, losses, costs, damages, penalties, charges, fines or expenses (including, without limitation, interest, penalties, and attorney and accountants' fees, disbursements and expenses), arising out of or relating to any breach by RBB Bank of any representations, warranty, covenant or agreement made by RBB Bank in this Letter Agreement. Such right to indemnification shall be in addition to any and all other rights of PESI under this Letter Agreement or otherwise, at law or in equity.

     Survival.
     ________
          RBB Bank expressly acknowledges and agrees that all of its representations, warranties, agreements and covenants set forth in this Letter Agreement shall be of the essence hereof and shall survive the execution, delivery and closing of this Letter
          Agreement,   the   sale  and   purchase   of   the
          Securities, the exercise of the Warrants, and the sale of the Warrant Shares.

Securities Legends and Notices.
_______________________________
     Subscriber represents and warrants that it has read, considered and understood the following legends, and agrees that such legends, substantially in the form and substance set forth below, shall be placed on all of the certificates representing the Warrants, Warrant Shares, and issuable shares as indicated:

     Warrant Legends
     _______________
     NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE PRIOR WRITTEN CONSENT OF PERMA-FIX ENVIRONMENTAL SERVICES, INC. (THE ACOMPANY@) AND AN OPINION OF THE COMPANY=S COUNSEL, OR AN OPINION FROM COUNSEL FOR THE HOLDER HEREOF, WHICH OPINION IS SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

     NOTWITHSTANDING THE FOREGOING, THE SHARES ISSUABLE UPON EXERCISE ARE SUBJECT TO THE TERMS SET FORTH IN THAT CERTAIN LETTER AGREEMENT BETWEEN RBB BANK AKTIENGESELLSCHAFT AND THE COMPANY, DATED AS OF OCTOBER 29, 2000, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

     Warrant Shares and Issuable Shares Legends
     __________________________________________
     THESE SHARES OF COMMON STOCK, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS COMMON STOCK MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE PRIOR WRITTEN CONSENT OF PERMA-FIX ENVIRONMENTAL SERVICES, INC. (THE ACOMPANY@) AND AN OPINION OF THE COMPANY=S COUNSEL, OR AN OPINION FROM COUNSEL FOR THE HOLDER HEREOF, WHICH OPINION IS SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

     NOTWITHSTANDING THE FOREGOING, THESE SHARES OF COMMON STOCK ARE SUBJECT TO THE TERMS SET FORTH IN THAT
     CERTAIN LETTER AGREEMENT BETWEEN RBB BANK AKTIENGESELLSCHAFT AND THE COMPANY, DATED AS OF OCTOBER 29, 2000, A COPY OF WHICH IS ON FILE AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE.

Miscellaneous.
_____________
     a. Amendment; Waiver. Neither this Letter Agreement nor the Warrants shall be changed, modified or amended in any respect except by the mutual written agreement of the parties hereto. Any provision of this Letter Agreement or the Warrants may be waived in writing by the party which is entitled to the benefits thereof. No waiver of any provision of this Letter Agreement or the Warrants shall be deemed to, or shall constitute a waiver of, any other provision hereof or thereof (whether or not similar), nor shall nay such waiver constitute a continuing waiver.

     b. Binding Effect; Assignment. Except as stated in this Section, neither this Letter Agreement nor the Warrants, nor any rights or obligations hereunder or thereunder, are assignable by RBB Bank. It is understood and acknowledged by PESI that the Securities shall be held by RBB Bank as agent for certain of its clients who have provided to RBB Bank the $3,000,000 described in this Letter Agreement. Therefore, the Securities may be proportionately assigned to such clients who qualify as an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

     c. Governing Law; Litigation Costs. This Letter Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Delaware without giving effect to such State's conflicts of laws provisions.

     d. Counterparts. This Letter Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Upon delivery of an executed counterpart by RBB Bank to PESI, which in turn is executed and delivered by PESI, this Letter Agreement shall be binding as one original agreement between RBB Bank and PESI.

     e. Entire Agreement. This Letter Agreement, along with the Warrants, merges and supersedes any and all prior agreements, understandings, discussions, assurances, promises, representations or warranties among the parties with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to the subject matter set forth herein and therein.

     f. No Third Party Beneficiaries. This Letter Agreement and the rights, benefits, privileges, interests, duties and obligations contained or referred to herein shall be solely for the benefit of the parties hereto and no third party shall have any rights or benefits hereunder as a third party beneficiary or otherwise hereunder.

             THE NEXT PAGE IS THE SIGNATURE PAGE

      THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

                           PERMA-FIX ENVIRONMENTAL
                           SERVICES, INC.


                           By  /s/ Louis Centofanti
                             ______________________________
                                 Dr. Louis F. Centofanti
                                 Chief Executive Officer



Accepted and agreed to by RBB Bank this 29th day of August, 2000.

                           RBB BANK AKTIENGESELLSCHAFT


                           By /s/ Herbert Strauss
                             ______________________________
                                 Herbert Strauss
                                 Headtrader

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